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                                  EXHIBIT 23.1


[DELOITTE & TOUCHE LETTERHEAD]
Date                               Reference
March 14, 2000                     A. Sandler

INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in ASM International N.V.'s Registration Statement no. 33-11502 on the amended Form F-3 dated March 14, 2000 of our report dated February 18, 2000 on our audit of the consolidated financial statements of ASM International N.V. appearing in the Prospectus, which is part of this Registration Statement, and of the same report appearing in ASM International N.V.'s Annual Report on Form 20-F dated March 14, 2000.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche Accountants